SCHEDULE II
                                 INFORMATION WITH RESPECT TO
                     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SYBRON CHEMICALS INC

                    GABELLI FOUNDATION
                                10/20/00            2,000-           35.0000
                                10/05/00            2,500-           34.7900
                                10/04/00              900-           34.6875
                    GABELLI PERFORMANCE PARTNERSHIP
                                10/20/00           27,600-           35.0000
                    GABELLI INTERNATIONAL LTD
                                10/20/00           44,800-           35.0000
                    GAMCO INVESTORS, INC.
                                10/20/00          487,802-           35.0000
                                10/20/00          262,000-           35.0000
                                10/20/00           10,200            35.0000
                                10/12/00              700-           34.7500
                                 9/26/00            1,000            34.7500
                                 9/19/00            1,000-           34.6250
                                 9/07/00            1,500-           34.6250
                                 8/28/00              500-           29.3750
                                 8/28/00            2,000-           29.5625
                                 8/25/00              500-           29.7500
                                 8/24/00            3,500-           29.1071
                    GABELLI ASSOCIATES LTD
                                10/20/00           37,900-           35.0000
                                10/18/00            5,400            34.8750
                                 9/14/00            2,500            34.6875
                                 8/31/00           30,000            34.5000
                    GABELLI ADVISERS, INC.
                                10/20/00            5,800-           35.0000
          GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                10/20/00            5,400-           35.0000
                                 9/01/00            5,400            34.4375
                         GABELLI SMALL CAP GROWTH FUND
                                10/20/00           11,000-           35.0000
                         GABELLI EQUITY TRUST
                                10/20/00          105,000-           35.0000
                         GABELLI ASSET FUND
                                10/20/00           95,000-           35.0000
                         GABELLI CAPITAL ASSET FUND
                                10/20/00           47,000-           35.0000


          (1) THE DISPOSITIONS OCCURRING ON 10/20/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO
              SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.